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                                                                   EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of The Titan Corporation of our report dated April 14, 2000 relating to the consolidated financial statements (not presented separately herein) of Jaymark, Inc. (predecessor to Jaycor, Inc.) which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Diego, California
January 29, 2002